UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Allianz Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WE NEED YOUR VOTE TODAY

Allianz CCM Emerging Companies Fund

September 16, 2010

Dear Valued Shareholder:

Your fund still has not received the required vote to hold its Special Shareholder Meeting. While we understand that you do not wish to be contacted via telephone, we are in need of your vote. The overwhelming majority of the shares voting are voting in favor of the proposal to reorganize your existing Fund into a corresponding new fund, which is a series of The Managers Funds. However, not enough shares are currently represented to hold the meeting for the Allianz CCM Emerging Companies Fund. The adjourned meeting will take place on Monday, September 20, 2010 at the offices of Allianz Global Investors Fund Management LLC, 1345 Avenue of the Americas, New York, New York at 12:00 p.m. Eastern Time. We apologize in advance for the numerous mailings, but we need your help.

AS YOU ARE A HOLDER OF UNVOTED SHARES IN THE FUND, WE ARE REACHING OUT TO YOU AGAIN TO ASK YOU TO VOTE. YOUR PARTICIPATION IS NEEDED, HOWEVER YOU CHOOSE TO VOTE.

For your convenience, another copy of your proxy card is enclosed. Should you have any questions regarding the proposal or to vote your shares, please call 1-800-591-6309 to speak with a representative.

To vote your shares, the following convenient voting options have been set up for you.

1.	To vote by Touchtone Phone. Cast your vote by calling the touchtone phone number printed on the enclosed proxy card.

2.	To vote through the Internet. You may cast your vote using the internet by logging on to the internet address printed on the enclosed proxy card and following the instructions on the website.

Again, please do not hesitate to call toll-free 1-800-591-6309 if you have any questions regarding the proposal or if you would like to vote your shares.

Thank you for your assistance with this very important matter.

PLEASE TAKE A MOMENT TO CAST YOUR VOTE NOW.

Sincerely,

E. Blake Moore, Jr.
President and Chief Executive Officer	“TAG ID”